Exhibit 10.6

SPONSOR WARRANTS PURCHASE AGREEMENT

THIS SPONSOR WARRANTS PURCHASE AGREEMENT, dated as of [●], 2021 (this “Agreement”), is entered into by and between Jackson Acquisition Company, a Delaware corporation (the “Company”), and RJ Healthcare SPAC, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (each, a “Unit”) consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one-half of one redeemable warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1, as amended (registration no. 333–254727), related to the Public Offering (the “Registration Statement”) and filed under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company has entered into an Underwriting Agreement dated as of  [●], 2021 with BofA Securities, Inc., as underwriter (the “Underwriter”), pursuant to which the Company has, among other things, granted the Underwriter an option (the “over-allotment option”) to purchase additional Units; and

WHEREAS, the Purchaser now wishes to purchase an aggregate of 9,560,000 warrants (or 10,610,000 warrants if the Underwriter’s over-allotment option is exercised in full) (the “Warrants”), each Warrant entitling the holder thereof to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.          Authorization, Purchase and Sale; Terms of the Warrants.

A.          Authorization of the Warrants.  The Company has duly authorized the issuance and sale of the Warrants to the Purchaser.

B.          Purchase and Sale of the Warrants.

(i)          On the date of the consummation of the Public Offering or on such earlier date as may be mutually agreed upon by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 9,560,000 Warrants at a price of $1.00 per Warrant for an aggregate purchase price of $9,560,000 (the “Purchase Price”).  At least one business day prior to the Initial Closing Date, the Purchaser shall pay the Purchase Price, by transfer of immediately available funds in accordance with the Company's instruction, to a trust account (the “Trust Account”) designated by the Company at Bank of America, N.A., which Trust Account is maintained by Continental Stock Transfer & Trust Company, as trustee.  On the Initial Closing Date, subject to immediately available funds in the amount of the Purchase Price having been deposited into the Trust Account by the Purchaser at least one business day prior to the Initial Closing Date, the Company, at its option, shall deliver a certificate evidencing the Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

(ii)          On the date of the consummation of each closing, if any, of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-allotment Closing Date,” and, each Over-allotment Closing Date (if any) together with the Initial Closing Date, being sometimes referred to herein as a “Closing Date,” or the “Closing Dates”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 1,050,000 additional Warrants (or, if the over-allotment option is not being exercised in full on such Over-overallotment Closing Date, a lesser number of Warrants in proportion to the portion of the over-allotment option that is then being exercised) at a price of $1.00 per Warrant for an aggregate purchase price of up to $1,050,000 (if the over-allotment option in connection with the Public Offering is exercised in full).   At least one business day prior to each Over-overallotment Closing Date, the Purchaser shall pay the purchase price (with respect to any Over-allotment Closing Date, the “Over-allotment Purchase Price”) for the Warrants being purchased on such Over-allotment Closing Date (such Over-allotment Purchase Price being equal to the number of Warrants to be purchased on such date multiplied by $1.00 per Warrant) by wire transfer of immediately available funds to the Trust Account in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, subject to immediately available funds in the amount of the Over-allotment Purchase Price having been deposited into the Trust Account by the Purchaser at least one business day prior to the applicable Over-allotment Closing Date, the Company shall, at its option, deliver a certificate evidencing the Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C.          Terms of the Warrants.

(i)          Each Warrant shall have its terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii)          On or prior to the time of the closing of the Public Offering, the Company and the Purchaser and, if applicable, the other parties thereto shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Warrants and the Shares underlying the Warrants.

Section 2.          Representations and Warranties of the Company.  As a material inducement to the Purchaser to enter into this Agreement and purchase the Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Dates) that:

A.          Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.  The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.          Authorization; No Breach.

(i)          The execution, delivery and performance of this Agreement and the Warrants have been duly authorized by the Company as of the Initial Closing Date.  This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).  Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the applicable Closing Dates.

(ii)          The execution and delivery by the Company of this Agreement and the Warrants, the issuance and sale of the Warrants, the issuance of the Shares upon exercise of the Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation of the Company or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.          Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Warrants and the Shares issuable upon exercise of such Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.          Governmental Consents.  Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E.          Regulation D Qualification.  Neither the Company nor, to its knowledge, any of its affiliates, officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.          Representations and Warranties of the Purchaser.  As a material inducement to the Company to enter into this Agreement and issue and sell the Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

A.          Organization and Requisite Authority.  The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.          Authorization; No Breach.

(i)          This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)          The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.          Investment Representations.

(i)          The Purchaser is acquiring the Warrants and, upon exercise of the Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)          The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)          The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)          The Purchaser’s decision to enter into this Agreement was not the result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)          The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser.  The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company.  The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)          The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a Business Combination and may not be available for resales of the Securities for at least one year after a Business Combination, if at all.

(viii)          The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time.  The Purchaser can afford a complete loss of its investment in the Securities.

(ix)          The Purchaser understands that the Private Placement Warrants shall bear a legend  restricting transfers substantially in the form set forth in the Warrant Agreement and be subject to appropriate “stop transfer restrictions”.

Section 4.          Conditions of the Purchaser’s Obligations.  The obligations of the Purchaser to purchase and pay for the Warrants to be purchased on any Closing Date are subject to the fulfillment, on or before such Closing Date, of each of the following conditions:

A.          Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B.          Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.          No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.          Warrant Agreement.  The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

E.          Registration Rights Agreement.  The Company shall have entered into a Registration Rights Agreement with the Purchaser and other parties thereto on terms satisfactory to the Purchaser.

Section 5.          Conditions of the Company’s Obligations.  The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A.          Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B.          Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Dates.

C.          No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.          Warrant Agreement.  The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6.          Termination.  This Agreement may be terminated at any time after March 31, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.          Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8.          Definitions.  Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.          Miscellaneous.

A.          Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.          Counterparts.  This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “executed”, “execution,” “signed,” “signature,” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) but shall not include (nor shall this Agreement be executed by means of) electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of signatures transmitted electronically and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

D.          Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.          Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.  The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.          Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

RJ HEALTHCARE SPAC, LLC

By:
Name: Richard L. Jackson
Title: Managing Member

[Signature Page to Sponsor Warrants Purchase Agreement]